VALIDUS ANNOUNCES SECOND QUARTER NET OPERATING INCOME AVAILABLE TO VALIDUS
OF $1.03 PER DILUTED SHARE

ANNUALIZED NET OPERATING RETURN ON AVERAGE EQUITY OF 11.9%

NET INCOME AVAILABLE TO VALIDUS OF $30.7 MILLION

Pembroke, Bermuda, July 25, 2013 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $30.7 million, or $0.28 per diluted common share for the three months ended June 30, 2013, compared to $167.6 million, or $1.62 per diluted common share, for the three months ended June 30, 2012. Net income available to Validus for the six months ended June 30, 2013 was $254.0 million, or $2.21 per diluted common share compared to $291.9 million, or $2.80 per diluted common share, for the six months ended June 30, 2012.
Net operating income available to Validus for the three months ended June 30, 2013 was $111.4 million, or $1.03 per diluted common share, compared to $171.2 million, or $1.65 per diluted common share, for the three months ended June 30, 2012. Net operating income available to Validus for the six months ended June 30, 2013 was $327.1 million, or $2.90 per diluted common share, compared to $264.1 million, or $2.53 per diluted common share, for the six months ended June 30, 2012.
Commenting on the financial results for the quarter ended June 30, 2013, Validus' Chairman and CEO Ed Noonan stated:

“I am pleased to announce another very good quarter for Validus with diluted net operating income of $1.03 per share and an annualized net operating return on average equity of 11.9%. All three of our segments - Validus Re, AlphaCat and Talbot - performed strongly, with particularly notable numbers posted by Talbot, which had record second quarter net operating income of $56.6 million.”

Net income available to Validus, diluted earnings per share available to Validus, net operating income available to Validus, and diluted operating earnings per share available to Validus by entity for the three months ended June 30, 2013 were as follows:

	Net Income Available to Validus	Diluted Earnings Per Share Available to Validus	Net Operating Income Available to Validus	Diluted Operating Earnings Per Share Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$14.4		$73.6
PaCRe, Ltd.	(6.9)		0.2
Other AlphaCat Companies	12.2		11.6
Talbot	41.9		56.6
Corporate & Eliminations	(30.9)		(30.6)
Total	$30.7	$0.28	$111.4	$1.03
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliates and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Second Quarter 2013 Results
Highlights for the second quarter include the following:

•	Gross premiums written for the three months ended June 30, 2013 were $702.3 million compared to $627.1 million for the three months ended June 30, 2012, an increase of $75.2 million, or 12.0%.

•	Net premiums earned for the three months ended June 30, 2013 were $547.5 million compared to $447.6 million for the three months ended June 30, 2012, an increase of $99.8 million, or 22.3%.

•	Underwriting income for the three months ended June 30, 2013 was $117.7 million compared to $149.4 million for the three months ended June 30, 2012, a decrease of $31.7 million, or 21.2%.

•	Combined ratio of 78.5% which included $41.0 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 7.5 percentage points.

•
Net operating income available to Validus for the three months ended June 30, 2013 was $111.4 million compared to $171.2 million for the three months ended June 30, 2012, a decrease of $59.8 million, or 34.9%.

•	Net income available to Validus for the three months ended June 30, 2013 was $30.7 million compared to $167.6 million for the three months ended June 30, 2012, a decrease of $136.9 million, or 81.7%.

•	Annualized return on average equity of 3.3% and annualized net operating return on average equity of 11.9%.

 Highlights for the year to date include the following:

•	Gross premiums written for the six months ended June 30, 2013 were $1,807.1 million compared to $1,464.4 million for the six months ended June 30, 2012, an increase of $342.7 million, or 23.4%.

•	Net premiums earned for the six months ended June 30, 2013 were $1,078.5 million compared to $898.8 million for the six months ended June 30, 2012, an increase of $179.7 million, or 20.0%.

•	Underwriting income for the six months ended June 30, 2013 was $327.7 million compared to $218.6 million for the six months ended June 30, 2012, an increase of $109.1 million, or 49.9%.

•	Combined ratio of 69.7% which included $106.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.9 percentage points.

•
Net operating income available to Validus for the six months ended June 30, 2013 was $327.1 million compared to $264.1 million for the six months ended June 30, 2012, an increase of $63.0 million, or 23.9%.

•	Net income available to Validus for the six months ended June 30, 2013 was $254.0 million compared to $291.9 million for the six months ended June 30, 2012, a decrease of $37.9 million, or 13.0%.

•	Annualized return on average equity of 13.2% and annualized net operating return on average equity of 17.0%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Notable Loss Events
During the three months ended June 30, 2013, the Company incurred $77.6 million of losses from a notable loss event, which represented 14.2 percentage points of the loss ratio. For the three months ended June 30, 2012, the Company did not incur any losses from notable events. Including the impact of $7.1 million of reinstatement premiums, the effect of this event on second quarter 2013 net income was a decrease of $70.4 million. The Company's loss ratio, excluding prior year development, and notable loss events for the three months ended June 30, 2013 and 2012 was 41.7% and 42.7%, respectively.

		Three Months Ended June 30, 2013
		(Dollars in thousands)
Second Quarter 2013 Notable Loss Event (a)		Validus Re		AlphaCat (d)		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)
European floods	Floods	$69,895	22.9%	$975	2.8%	$6,717	3.2%	$77,587	14.2%
Total		$69,895	22.9%	$975	2.8%	$6,717	3.2%	$77,587	14.2%

Three Months Ended June 30, 2012
(Dollars in thousands)
Second Quarter 2012 Notable Loss Events (a)	Validus Re		AlphaCat		Talbot		Total
Description	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)
None	$—	—%	$—	—%	$—	—%	$—	—%
Total	$—	—%	$—	—%	$—	—%	$—	—%

(a)
The notable loss event amounts were based on management's estimates following a review of the company's potential exposure and discussions with certain clients and brokers. Given the magnitude of this event, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from this event and the Company's actual ultimate net losses from this event may vary materially from this estimate.

(b)	Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums were $7.1 million for the three months ended June 30, 2013.

(c)	NPE = Net premiums earned

(d)	The AlphaCat segment incurred loss and loss expenses of $1.0 million. The Company's share of the loss was $0.1 million as a result of Validus' investment in an AlphaCat ILS fund.

Validus Re Segment Results
Gross premiums written for the three months ended June 30, 2013 were $353.4 million compared to $340.9 million for the three months ended June 30, 2012, an increase of $12.5 million, or 3.7%. Gross premiums written for the three months ended June 30, 2013 included $304.9 million of property premiums, $10.8 million of marine premiums and $37.7 million of specialty premiums compared to $292.3 million of property premiums, $24.9 million of marine premiums and $23.7 million of specialty premiums for the three months ended June 30, 2012.
Net premiums earned for the three months ended June 30, 2013 were $304.8 million compared to $242.7 million for the three months ended June 30, 2012, an increase of $62.1 million, or 25.6%.
The combined ratio for the three months ended June 30, 2013 was 81.5% compared to 43.8% for the three months ended June 30, 2012, an increase of 37.7 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

The loss ratio for the three months ended June 30, 2013 was 60.3% compared to 21.9% for the three months ended June 30, 2012, an increase of 38.4 percentage points. The loss ratio for the three months ended June 30, 2013 included favorable loss reserve development on prior accident years of $3.0 million, benefiting the loss ratio by 1.0 percentage point.
General and administrative expenses for the three months ended June 30, 2013 were $20.4 million compared to $14.1 million for the three months ended June 30, 2012, an increase of $6.3 million or 44.4%. General and administrative expenses have increased primarily due to the acquisition of Flagstone, which accounted for $6.0 million of additional general and administrative expenses for the three months ended June 30, 2013.

Gross premiums written for the six months ended June 30, 2013 were $1,101.3 million compared to $907.7 million for the six months ended June 30, 2012, an increase of $193.6 million, or 21.3%. Gross premiums written for the six months ended June 30, 2013 included $630.9 million of property premiums, $172.2 million of marine premiums and $298.2 million of specialty premiums compared to $610.7 million of property premiums, $223.3 million of marine premiums and $73.6 million of specialty premiums for the six months ended June 30, 2012.
Net premiums earned for the six months ended June 30, 2013 were $607.9 million compared to $495.7 million for the six months ended June 30, 2012, an increase of $112.2 million, or 22.6%.
The combined ratio for the six months ended June 30, 2013 was 66.6% compared to 58.2% for the six months ended June 30, 2012, an increase of 8.4 percentage points.
The loss ratio for the six months ended June 30, 2013 was 42.3% compared to 35.8% for the six months ended June 30, 2012, an increase of 6.5 percentage points. The loss ratio for the six months ended June 30, 2013 included favorable loss reserve development on prior accident years of $31.8 million, benefiting the loss ratio by 5.2 percentage points.
General and administrative expenses for the six months ended June 30, 2013 were $49.9 million compared to $31.4 million for the six months ended June 30, 2012, an increase of $18.5 million or 58.8%. General and administrative expenses have increased primarily due to the acquisition of Flagstone, which accounted for $19.4 million of additional general and administrative expenses for the six months ended June 30, 2013.

AlphaCat Segment Results
Gross premiums written from our consolidated entities, including PaCRe, for the three months ended June 30, 2013 were $46.8 million compared to $15.2 million for the three months ended June 30, 2012, an increase of $31.6 million, or 208.5%.
Managed gross premiums written, including our non-consolidated affiliates, AlphaCat Re 2011 and AlphaCat Re 2012, for the three months ended June 30, 2013 were $46.3 million compared to $58.5 million for the three months ended June 30, 2012, a decrease of $12.3 million, or 20.9%.
Net premiums earned for the three months ended June 30, 2013 were $35.0 million compared to $3.6 million for the three months ended June 30, 2012, an increase of $31.4 million.
The combined ratio for the three months ended June 30, 2013 was 25.7% compared to 79.2% for the three months ended June 30, 2012, a decrease of 53.5 percentage points.
The loss ratio for the three months ended June 30, 2013 was 3.8% compared to 0.0% for the three months ended June 30, 2012, an increase of 3.8 percentage points.
Gross premiums written from our consolidated entities, including PaCRe, for the six months ended June 30, 2013 were $143.3 million compared to $18.7 million for the six months ended June 30, 2012, an increase of $124.6 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Managed gross premiums written, including our non-consolidated affiliates, AlphaCat Re 2011 and AlphaCat Re 2012, for the six months ended June 30, 2013 were $142.3 million compared to $135.9 million for the six months ended June 30, 2012, an increase of $6.4 million or 4.7%.
Net premiums earned for the six months ended June 30, 2013 were $62.6 million compared to $6.3 million for the six months ended June 30, 2012, an increase of $56.4 million.
The combined ratio for the six months ended June 30, 2013 was 25.1% compared to 66.9% for the six months ended June 30, 2012, a decrease of 41.8 percentage points.
The loss ratio for the six months ended June 30, 2013 was 2.1% compared to 0.0% for the six months ended June 30, 2012, an increase of 2.1 percentage points.
Talbot Segment Results
Gross premiums written for the three months ended June 30, 2013 were $315.5 million compared to $283.5 million for the three months ended June 30, 2012, an increase of $32.0 million, or 11.3%. Gross premiums written for the three months ended June 30, 2013 included $124.2 million of property premiums, $105.5 million of marine premiums and $85.8 million of specialty premiums compared to $96.8 million of property premiums, $103.8 million of marine premiums and $82.9 million of specialty premiums for the three months ended June 30, 2012.
Net premiums earned for the three months ended June 30, 2013 were $207.7 million compared to $201.4 million for the three months ended June 30, 2012, an increase of $6.4 million, or 3.2%.
The combined ratio for the three months ended June 30, 2013 was 75.3% compared to 87.0% for the three months ended June 30, 2012, a decrease of 11.7 percentage points.
The loss ratio for the three months ended June 30, 2013 was 38.6% compared to 49.9% for the three months ended June 30, 2012, a decrease of 11.3 percentage points. The loss ratio for the three months ended June 30, 2013 included favorable loss reserve development on prior accident years of $38.0 million, benefiting the loss ratio by 18.3 percentage points.
Gross premiums written for the six months ended June 30, 2013 were $609.0 million compared to $576.8 million for the six months ended June 30, 2012, an increase of $32.3 million, or 5.6%. Gross premiums written for the six months ended June 30, 2013 included $202.2 million of property premiums, $230.3 million of marine premiums and $176.6 million of specialty premiums compared to $178.3 million of property premiums, $213.8 million of marine premiums and $184.6 million of specialty premiums for the six months ended June 30, 2012.
Net premiums earned for the six months ended June 30, 2013 were $408.0 million compared to $396.9 million for the six months ended June 30, 2012, an increase of $11.1 million, or 2.8%.
The combined ratio for the six months ended June 30, 2013 was 73.6% compared to 89.8% for the six months ended June 30, 2012, a decrease of 16.2 percentage points.
The loss ratio for the six months ended June 30, 2013 was 37.1% compared to 52.5% for the six months ended June 30, 2012, a decrease of 15.4 percentage points. The loss ratio for the six months ended June 30, 2013 included favorable loss reserve development on prior accident years of $75.0 million, benefiting the loss ratio by 18.4 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended June 30, 2013 were $14.4 million compared to $14.1 million for the three months ended June 30, 2012, an increase of $0.2 million, or 1.6%. Share compensation expenses for the three months ended June 30, 2013 were $2.7 million compared to $3.0 million for the three months ended June 30, 2012, a decrease of $0.3 million, or 10.4%.
General and administrative expenses for the six months ended June 30, 2013 were $30.2 million compared to $28.9 million for the six months ended June 30, 2012, an increase of $1.4 million, or 4.8%. Share compensation expenses for the six months ended June 30, 2013 were $2.1 million compared to $5.1 million for the six months ended June 30, 2012, a decrease of $3.1 million, or 59.4%.
Investments
Net investment income for the three months ended June 30, 2013 was $26.2 million compared to $25.9 million for the three months ended June 30, 2012, an increase of $0.3 million, or 1.3%. Net investment income for the six months ended June 30, 2013 was $51.9 million compared to $53.6 million for the six months ended June 30, 2012, a decrease of $1.8 million, or 3.3%.
Net realized gains on investments for the three months ended June 30, 2013 were $3.4 million compared to $6.2 million for the three months ended June 30, 2012, a decrease of $2.7 million, or 44.6%. Net realized gains on investments for the six months ended June 30, 2013 were $5.1 million compared to $13.7 million for the six months ended June 30, 2012, a decrease of $8.6 million, or 62.5%.
Net unrealized losses on investments for the three months ended June 30, 2013 were $141.3 million compared to $53.6 million for the three months ended June 30, 2012, an unfavorable movement of $87.8 million, or 163.8%. Net unrealized losses on other investments for the three months ended June 30, 2013 were primarily driven by $70.8 million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was $63.7 million for the three months ended June 30, 2013, leaving a net impact to the Company of $7.1 million.
Net unrealized losses on investments for the six months ended June 30, 2013 were $148.6 million compared to $32.9 million for the six months ended June 30, 2012, an unfavorable movement of $115.7 million. Net unrealized losses on other investments for the six months ended June 30, 2013 were primarily driven by $75.9 million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was $68.3 million for the six months ended June 30, 2013, leaving a net impact to the Company of $7.6 million.
Finance Expenses
Finance expenses for the three months ended June 30, 2013 were $37.8 million compared to $13.7 million for the three months ended June 30, 2012, an increase of $24.1 million, or 176.0%. Finance expenses for the six months ended June 30, 2013 were $62.3 million compared to $30.0 million for the six months ended June 30, 2012, an increase of $32.3 million, or 107.7%. The increase in finance expenses is primarily related to the expense on the variable funding notes which were $21.0 million and $32.2 million for the three and six months ended June 30, 2013, respectively.
Shareholders' Equity and Capitalization
As at June 30, 2013, total shareholders' equity was $4.1 billion including $498.4 million of noncontrolling interest. Shareholders' equity available to Validus was $3.6 billion as at June 30, 2013. Diluted book value per common share was $34.19 at June 30, 2013, compared to $34.79 at March 31, 2013. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders' equity is presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Total capitalization at June 30, 2013 was $4.9 billion, including $540.5 million of junior subordinated deferrable debentures and $247.1 million of senior notes. Total capitalization available to Validus at June 30, 2013 was $4.4 billion, excluding $498.4 million of noncontrolling interest.
Share Repurchases
A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at March 31, 2013				Quarter ended
Effect of share repurchases:	(cumulative)	April	May	June	June 30, 2013
Aggregate purchase price (a)	$1,276,536	$71,058	$112,291	$104,144	$287,493
Shares repurchased	45,042,446	1,883,310	3,048,599	2,875,090	7,806,999
Average price (a)	$28.34	$37.73	$36.83	$36.22	$36.83

Estimated cumulative net accretive (dilutive) impact on:
Diluted BV per common share (b)					1.49
Diluted EPS - Quarter (c)					0.08

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at June 30, 2013	July	As at July 23, 2013	Cumulative to Date Effect
Aggregate purchase price (a)	$1,564,029	$—	$—	$1,564,029
Shares repurchased	52,849,445	—	—	52,849,445
Average price (a)	$29.59	$—	$—	$29.59
(a) Share transactions are on a trade date basis through July 23, 2013 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during certain periods between 2009 and 2013 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on diluted earnings per share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to diluted earnings per share.

Conference Call
The Company will host a conference call for analysts and investors on July 26, 2013 at 10:00 AM (Eastern) to discuss the second quarter 2013 financial results and related matters. The conference call may be accessed by dialing 1-877-299-4454 (toll-free U.S.) or 1-617-597-5447 (international) and entering the passcode 89488453. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 9, 2013, by dialing 1-888-286-8010 (toll-free U.S.) or 1-617-801-6888 (international) and entering the passcode 89565519.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through August 9, 2013. In addition, a financial supplement relating to the Company's financial results for the three and six months ended June 30, 2013 is available in the Investor Relations section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance, insurance, and insurance linked securities management operating through three primary segments, Validus Reinsurance, Ltd., Talbot Holdings Ltd. and AlphaCat Managers, Ltd. Validus Reinsurance, Ltd. (“Validus Re”) is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot Holdings Ltd. (“Talbot”) is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. AlphaCat Managers, Ltd. (“AlphaCat”) is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.
Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Jon Levenson, Executive Vice President	Radina Russell / Beau Allen

+1-441-278-9000	+1-212-333-3810
Jon.Levenson@validusholdings.com

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2013 and December 31, 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	June 30, 2013	December 31, 2012

Assets
Fixed maturities, at fair value (amortized cost: 2013—$5,322,882; 2012—$5,008,514)	$5,318,993	$5,085,334
Short-term investments, at fair value (amortized cost: 2013—$611,708; 2012—$1,112,929)	609,778	1,114,250
Other investments, at fair value (amortized cost: 2013—$604,092; 2012—$583,068)	514,385	564,448
Cash and cash equivalents	1,317,061	1,219,379
Total investments and cash	7,760,217	7,983,411
Investments in affiliates	110,472	172,329
Premiums receivable	1,374,486	802,159
Deferred acquisition costs	206,623	146,588
Prepaid reinsurance premiums	224,886	99,593
Securities lending collateral	1,900	225
Loss reserves recoverable	418,693	439,967
Paid losses recoverable	22,356	46,435
Income taxes recoverable	1,725	—
Intangible assets	108,489	110,569
Goodwill	20,393	20,393
Accrued investment income	19,334	21,321
Other assets	318,805	177,274
Total assets	$10,588,379	$10,020,264

Liabilities
Reserve for losses and loss expenses	$3,283,450	$3,517,573
Unearned premiums	1,439,597	894,362
Reinsurance balances payable	344,418	138,550
Securities lending payable	2,366	691
Deferred income taxes	22,600	20,259
Net payable for investments purchased	29,031	38,346
Accounts payable and accrued expenses	131,903	167,577
Variable funding notes	431,093	—
Senior notes payable	247,144	247,090
Debentures payable	540,476	540,709
Total liabilities	6,472,078	5,565,157

Commitments and contingent liabilities

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2013—154,225,781; 2012—152,698,191; Outstanding: 2013—99,737,461; 2012—107,921,259)	26,989	26,722
Treasury shares (2013—54,488,320; 2012—44,776,932)	(9,535)	(7,836)
Additional paid-in-capital	1,813,461	2,160,478
Accumulated other comprehensive (loss)	(8,262)	(2,953)
Retained earnings	1,795,203	1,844,416
Total shareholders' equity available to Validus	3,617,856	4,020,827

Noncontrolling interest	498,445	434,280

Total shareholders' equity	4,116,301	4,455,107

Total liabilities and shareholders' equity	$10,588,379	$10,020,264

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three and six months ended June 30, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Underwriting income
Gross premiums written	$702,313	$627,089	$1,807,073	$1,464,378
Reinsurance premiums ceded	(121,396)	(119,052)	(308,612)	(226,104)
Net premiums written	580,917	508,037	1,498,461	1,238,274
Change in unearned premiums	(33,459)	(60,410)	(419,942)	(339,448)
Net premiums earned	547,458	447,627	1,078,519	898,826

Underwriting deductions
Losses and loss expenses	265,044	153,692	409,815	385,681
Policy acquisition costs	87,152	76,129	180,763	154,261
General and administrative expenses	70,967	61,635	151,246	128,010
Share compensation expenses	6,638	6,800	8,956	12,238
Total underwriting deductions	429,801	298,256	750,780	680,190

Underwriting income	$117,657	$149,371	$327,739	$218,636

Net investment income	26,210	25,885	51,859	53,645
Other income	4,418	5,994	7,103	14,885
Finance expenses (a)	(37,830)	(13,706)	(62,276)	(29,985)
Operating income before taxes and income from operating affiliates	$110,455	$167,544	$324,425	$257,181
Tax (expense) benefit	(93)	(404)	225	(543)
Income from operating affiliates	3,793	3,592	7,316	6,959
Net operating income	$114,155	$170,732	$331,966	$263,597

Net realized gains on investments	3,409	6,154	5,130	13,686
Net unrealized (losses) on investments	(141,348)	(53,574)	(148,585)	(32,903)
Income (loss) from investment affiliate	1,753	(398)	3,230	(398)
Foreign exchange (losses) gains	(8,223)	(652)	(1,301)	2,514
Net (loss) income	$(30,254)	$122,262	$190,440	$246,496

Net loss attributable to noncontrolling interest	60,976	45,360	63,525	45,360

Net income available to Validus	$30,722	$167,622	$253,965	$291,856

Selected ratios:
Net premiums written / Gross premiums written	82.7%	81.0%	82.9%	84.6%

Losses and loss expenses	48.4%	34.3%	38.0%	42.9%
Policy acquisition costs	15.9%	17.0%	16.8%	17.2%
General and administrative expenses (b)	14.2%	15.3%	14.9%	15.6%
Expense ratio	30.1%	32.3%	31.7%	32.8%

Combined ratio	78.5%	66.6%	69.7%	75.7%

(a) Finance expenses increased during the quarter and year to date due to the AlphaCat companies.
(b) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss)
For the three and six months ended June 30, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Validus Re
Gross premiums written	$353,384	$340,850	$1,101,347	$907,716
Reinsurance premiums ceded	(87,558)	(97,077)	(213,286)	(127,078)
Net premiums written	265,826	243,773	888,061	780,638
Change in unearned premiums	38,925	(1,087)	(280,176)	(284,943)
Net premiums earned	304,751	242,686	607,885	495,695
Underwriting deductions
Losses and loss expenses	183,646	53,190	257,048	177,396
Policy acquisition costs	42,789	37,084	94,533	75,874
General and administrative expenses	20,423	14,142	49,864	31,394
Share compensation expenses	1,529	1,966	2,942	3,838
Total underwriting deductions	248,387	106,382	404,387	288,502

Underwriting income	56,364	136,304	203,498	207,193

AlphaCat
Gross premiums written	$46,760	$15,155	$143,276	$18,673
Reinsurance premiums ceded	—	—	—	—
Net premiums written	46,760	15,155	143,276	18,673
Change in unearned premiums	(11,770)	(11,568)	(80,669)	(12,423)
Net premiums earned	34,990	3,587	62,607	6,250
Underwriting deductions
Losses and loss expenses	1,313	—	1,313	—
Policy acquisition costs	3,586	382	6,224	638
General and administrative expenses	3,992	2,402	8,029	3,434
Share compensation expenses	85	59	162	111
Total underwriting deductions	8,976	2,843	15,728	4,183

Underwriting income (a)	26,014	744	46,879	2,067

Talbot
Gross premiums written	$315,518	$283,528	$609,048	$576,781
Reinsurance premiums ceded	(47,187)	(34,419)	(141,924)	(137,818)
Net premiums written	268,331	249,109	467,124	438,963
Change in unearned premiums	(60,614)	(47,755)	(59,097)	(42,082)
Net premiums earned	207,717	201,354	408,027	396,881
Underwriting deductions
Losses and loss expenses	80,085	100,502	151,454	208,285
Policy acquisition costs	41,667	41,803	82,193	80,541
General and administrative expenses	32,192	30,957	63,104	64,305
Share compensation expenses	2,357	1,799	3,762	3,147
Total underwriting deductions	156,301	175,061	300,513	356,278

Underwriting income	51,416	26,293	107,514	40,603

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss) - Continued
For the three and six months ended June 30, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Corporate & Eliminations
Gross premiums written	$(13,349)	$(12,444)	$(46,598)	$(38,792)
Reinsurance premiums ceded	13,349	12,444	46,598	38,792
Net premiums written	—	—	—	—
Change in unearned premiums	—	—	—	—
Net premiums earned	—	—	—	—
Underwriting deductions
Losses and loss expenses	—	—	—	—
Policy acquisition costs	(890)	(3,140)	(2,187)	(2,792)
General and administrative expenses	14,360	14,134	30,249	28,877
Share compensation expenses	2,667	2,976	2,090	5,142
Total underwriting deductions	16,137	13,970	30,152	31,227

Underwriting (loss)	(16,137)	(13,970)	(30,152)	(31,227)

Total underwriting income (a)	$117,657	$149,371	$327,739	$218,636

(a) Underwriting income for the AlphaCat segment includes noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Managed Gross Premiums Written
For the three and six months ended June 30, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

Consolidated

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Total gross premiums written	$702,313	$627,089	$1,807,073	$1,464,378
Adjustments for:
Gross premiums written on behalf of AlphaCat Re 2011, Ltd.	(403)	12,830	(513)	86,705
Gross premiums written on behalf of AlphaCat Re 2012, Ltd.	(67)	30,558	(465)	30,558
Total managed gross premiums written	$701,843	$670,477	$1,806,095	$1,581,641

AlphaCat segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Total gross premiums written	$46,760	$15,155	$143,276	$18,673
Adjustments for:
Gross premiums written on behalf of AlphaCat Re 2011, Ltd.	(403)	12,830	(513)	86,705
Gross premiums written on behalf of AlphaCat Re 2012, Ltd.	(67)	30,558	(465)	30,558
Total managed gross premiums written	$46,290	$58,543	$142,298	$135,936

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012

Net income available to Validus	$30,722	$167,622	$253,965	$291,856
Adjustments for:
Net realized (gains) on investments	(3,409)	(6,154)	(5,130)	(13,686)
Net unrealized losses on investments	141,348	53,574	148,585	32,903
(Income) loss from investment affiliate	(1,753)	398	(3,230)	398
Foreign exchange losses (gains)	8,223	652	1,301	(2,514)
Net (loss) attributable to noncontrolling interest	(63,683)	(44,881)	(68,425)	(44,881)
Net operating income available to Validus	111,448	171,211	327,066	264,076
Less: Dividends and distributions declared on outstanding warrants	(1,646)	(1,729)	(16,110)	(3,458)
Net operating income available to Validus, adjusted	$109,802	$169,482	$310,956	$260,618

Net income per share available to Validus - diluted	$0.28	$1.62	$2.21	$2.80
Adjustments for:
Net realized (gains) on investments	(0.03)	(0.06)	(0.04)	(0.13)
Net unrealized losses on investments	1.31	0.52	1.38	0.32
(Income) loss from investment affiliate	(0.02)	—	(0.03)	—
Foreign exchange losses (gains)	0.08	0.01	0.01	(0.02)
Net (loss) attributable to noncontrolling interest	(0.59)	(0.44)	(0.63)	(0.44)
Net operating income per share available to Validus - diluted	$1.03	$1.65	$2.90	$2.53

Weighted average number of common shares and common share equivalents	107,776,292	103,667,967	107,393,822	104,382,030

Average shareholders' equity available to Validus	$3,760,873	$3,508,673	$3,847,524	$3,488,590

Annualized net operating return on average equity	11.9%	19.5%	17.0%	15.1%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Book Value per Common Share, Diluted Book Value per Common Share and Diluted Book Value per Common Share plus Accumulated Dividends
As at June 30, 2013 and December 31, 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at June 30, 2013
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,617,856	99,737,461		$36.27

Diluted book value per common share
Total shareholders' equity available to Validus	3,617,856	99,737,461
Assumed exercise of outstanding warrants	101,379	5,459,829	$18.57
Assumed exercise of outstanding stock options	31,914	1,689,131	$18.89
Unvested restricted shares	—	2,831,952
Diluted book value per common share	$3,751,149	109,718,373		$34.19
Adjustment for accumulated dividends				7.08
Diluted book value per common share plus accumulated dividends				$41.27

	As at December 31, 2012
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$4,020,827	107,921,259		$37.26

Diluted book value per common share
Total shareholders' equity available to Validus	4,020,827	107,921,259
Assumed exercise of outstanding warrants	118,015	6,410,472	$18.41
Assumed exercise of outstanding stock options	37,745	1,823,947	$20.69
Unvested restricted shares	—	2,443,631
Diluted book value per common share	$4,176,587	118,599,309		$35.22
Adjustment for accumulated dividends				4.48
Diluted book value per common share plus accumulated dividends				$39.70

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K/A and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), managed gross premiums written, annualized net operating return on average equity, diluted book value per common share and diluted book value per common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. A reconciliation of managed gross premiums written to gross premiums written, the most comparable U.S. GAAP financial measure, is presented in the section above entitled "Managed Gross Premiums Written".
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, gain on bargain purchase, net of expenses, net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Managed gross premiums written represents gross premiums written by the Company and its operating affiliates.  Managed gross premiums written differs from total gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of premiums written on behalf of the Company's operating affiliates, AlphaCat Re 2011, Ltd. and AlphaCat Re 2012, Ltd., which are accounted for under the equity method of accounting.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity.” A reconciliation of diluted book value per common share and diluted book value per common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value and Diluted Book Value Per Common Share.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, net unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com